UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 9, 2013

(Date of Earliest Event Reported)

Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222

(Address of principal executive offices)

(Zip Code)

(502) 636-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), announced today that it intends to offer, subject to market and customary conditions, $250 million in aggregate principal amount of senior notes due 2021 in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be senior unsecured obligations of CDI and will be guaranteed by each of CDI’s domestic subsidiaries that guarantee its senior secured credit facility.

CDI expects to use the net proceeds from the offering to repay a portion of its outstanding borrowings, and accrued and unpaid interest outstanding under its senior secured credit facility, including fees and expenses incurred in connection with the foregoing.

This information in Item 7.01 of this Current Report on Form 8-K, including the exhibit relating hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 9, 2013 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

December 9, 2013	/s/ Alan K. Tse
	By:	Alan K. Tse
	Title:	Executive Vice President, General Counsel and Secretary